UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2020

MCDERMOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Republic of Panama	001-08430	72-0593134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

757 N. Eldridge Parkway Houston, Texas	77079
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (281) 870-5000
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b):

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	MDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendments to Credit Agreements

On January 9, 2020, McDermott International, Inc., a Panamanian corporation (“McDermott”), McDermott Technology (Americas), Inc. (“MTA”), McDermott Technology (US), Inc. (“MTUS”) and McDermott Technology, B.V. (“MTBV”), each a wholly owned subsidiary of McDermott, as co-borrowers, and various other subsidiaries, as guarantors (the “Guarantors”), entered into Amendment No. 3 (the “Credit Agreement Amendment”) to the Credit Agreement, dated May 10, 2018 (as amended, the “Credit Agreement”), by and among MTA, MTUS and MTBV, as co-borrowers, McDermott, as a guarantor, the Guarantors, a syndicate of lenders and letter of credit issuers, Barclays Bank PLC, as administrative agent for the term facility under the Credit Agreement, and Crédit Agricole Corporate and Investment Bank, as administrative agent for the other facilities under the Credit Agreement.

Also, on January 9, 2020, McDermott, as a guarantor, and MTA, MTUS and MTBV, as co-applicants, and the Guarantors, entered into Amendment No. 3 (the “LC Agreement Amendment”) to the Letter of Credit Agreement dated October 30, 2018 (as amended, the “Letter of Credit Agreement”), by and among McDermott, as guarantor, MTA, MTUS and MTBV, as co-applicants, and the Guarantors.

The Credit Agreement Amendment:

•	amends the events of default to provide that, through January 21, 2020, the acceleration of MTA’s and MTUS’ 10.625% Senior Notes due 2024 (the “Senior Notes”) will not constitute an event of default; and

•	amends the Credit Agreement to allow ordinary course auto-renewals of letters of credit despite any acceleration, bankruptcy, or other event of default.

Like the Credit Agreement Amendment, the LC Agreement Amendment:

•	amends the events of default to provide that, through January 21, 2020, the acceleration of the Senior Notes will not constitute an event of default; and

•	amends the Letter of Credit Agreement to allow ordinary course auto-renewals of letters of credit despite any acceleration, bankruptcy, or other event of default.

The foregoing descriptions of the Credit Agreement Amendment and the LC Agreement Amendment are qualified in their entirety by reference to the full text of the Credit Agreement Amendment and the LC Agreement Amendment, copies of which are filed hereto as Exhibits 10.1 and 10.2, respectively, to this report and are incorporated herein by reference.

Amendment to Superpriority Credit Agreement

On January 9, 2020, McDermott, as a guarantor, and MTA, MTUS and MTBV, as co-borrowers entered into Amendment No. 2 (the “Superpriority Amendment”) to the superpriority senior secured credit agreement, dated October 21, 2019 (as amended, the “Superpriority Credit Agreement”), with a syndicate of lenders and letter of credit issuers (collectively, the “Superpriority Lenders”), Barclays Bank PLC, as administrative agent for the Term Facility (as defined in the Superpriority Credit Agreement), and Crédit Agricole Corporate and Investment Bank, as administrative agent for the LC Facility (as defined in the Superpriority Credit Agreement).

The Superpriority Amendment:

•	amends the events of default to provide that, through January 21, 2020, the acceleration of the Senior Notes will not constitute an event of default; and

•	amends the Superpriority Credit Agreement to allow ordinary course auto-renewals of letters of credit despite any acceleration, bankruptcy, or other event of default.

The foregoing description of the Superpriority Amendment is qualified in its entirety by reference to the Superpriority Amendment, a copy of which is filed as Exhibit 10.3 to this report and is incorporated herein by reference.

Item 8.01	Other Events

At 11:59 p.m. (New York City time) on January 15, 2020, the forbearance deadline under the Forbearance Agreement, dated December 1, 2019, by and among McDermott, MTA, MTUS, certain subsidiaries of McDermott and an ad hoc group (the “Ad Hoc Group”) of holders of approximately 35% of MTA’s and MTUS’ 10.625% Senior Notes due 2024 (the “Senior Notes”) will expire. As a result, the Ad Hoc Group will no longer be obligated to forbear from the exercise of certain rights and remedies they have under the indenture governing the Senior Notes as a result of McDermott’s failure to make an interest payment of approximately $69 million, which was due on November 1, 2019. Despite the expiration of the forbearance deadline, McDermott continues to engage in constructive conversations with holders of the Senior Notes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit Number	Description

10.1

Amendment No. 3 to Credit Agreement, dated as of January 9, 2020, by and among McDermott International, Inc., McDermott Technology (Americas), Inc., McDermott Technology (US), Inc. and McDermott Technology, B.V., a syndicate of lenders and letter of credit issuers, and Crédit Agricole Corporate and Investment Bank, as administrative agent and collateral agent, and Barclays Bank PLC, as administrative agent.

10.2

Amendment No. 3 to Letter of Credit Agreement, dated as of January 9, 2020, by and among McDermott International, Inc., as a guarantor, McDermott Technology (Americas), Inc., McDermott Technology (US), Inc. and McDermott Technology, B.V., as co-applicants, a syndicate of participants and letter of credit issuers, and Barclays Bank PLC, as administrative agent.

10.3

Amendment No. 2 to Superpriority Senior Secured Credit Agreement, dated as of January 9, 2020, by and among McDermott International, Inc., a syndicate of lenders and letter of credit issuers, and Crédit Agricole Corporate and Investment Bank, as administrative agent and collateral agent, and Barclays Bank PLC, as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCDERMOTT INTERNATIONAL, INC.

Dated: January 15, 2020

	By:	/s/ John M. Freeman
John M. Freeman Executive Vice President, Chief Legal Officer and Corporate Secretary